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                                                                    Exhibit 10.8


                              EMPLOYMENT AGREEMENT

      Employment Agreement (this "Agreement"), dated as of April 1, 2004 by and between TWEETER HOME ENTERTAINMENT GROUP, INC., a Delaware corporation, whose principal place of business is 40 Pequot Way, Canton, Massachusetts 02021 ("Employer" or "Tweeter"), and Judy Quye, whose address is 49 Botany Court, Emerald Hills, CA 94062 ("Employee).

                                   ARTICLE 1.
                  TERM OF EMPLOYMENT; DUTIES; NON-COMPETITION,
                       NON-SOLICITATION AND NON-DISCLOSURE

      1.01. TERM OF EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts employment with Employer beginning on April 5th, 2004. As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Employer or by an affiliate of Employer until such employment is terminated in accordance with the terms of this Agreement.

      1.02. GENERAL DUTIES. Employee shall serve as Senior Vice President Retail of Tweeter. In such capacities, Employee shall report to Employer's President, and shall do and perform all services, acts, or things as directed by Employer's President.

      1.03. NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION. Employer and Employee are simultaneously herewith executing and delivering a Noncompetition, Nondisclosure and Nonsolicitation Agreement, in the form attached hereto as Exhibit A. Employee acknowledges that Employer would not enter into this Agreement but for such execution and delivery of such Noncompetition, Nondisclosure and Nonsolicitation Agreement.

                                   ARTICLE 2.
                            COMPENSATION OF EMPLOYEE

      2.01. ANNUAL SALARY. As compensation for the services to be performed hereunder, Employee shall receive a salary at the rate of three hundred thirty-five thousand dollars ($335,000.00) per annum ("Base Pay"), payable in equal installments on a monthly basis. Employee's salary shall be payable in accordance with Employer's payroll payment policies during her employment term. Employee shall also receive a monthly car allowance in the amount of $850.00.

      2.02. BONUSES.

            (a) Commencement Bonus. Employee shall be entitled to a bonus of sixty-five thousand dollars ($65,000.00), which shall be payable on November 1, 2004 or at the date of termination Employee's employment with Employer if it occurs prior to November 1, 2004.


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            (b)   Annual Performance Bonuses. Employee shall be eligible to earn a performance bonus of 40% of Base Pay for the period October 1, 2004 - September 30, 2005, which shall be payable, to the extent earned, in the first week of December, 2005.
                  Eligibility for the bonus shall be based on performance criteria to be established from time to time by the Compensation Committee of Employer's Board of Directors (the "Compensation Committee"). Partial bonus payments based upon partial attainment of performance criteria may be made at the discretion of the Compensation Committee.

      2.03. BENEFITS. Employee shall be eligible to receive such benefits, and to participate in such bonus or incentive plans, as are generally made available to other senior executives of Employer or as may be specifically provided to Employee as determined by Employer or the Compensation Committee from time to time. Employee shall be entitled to participate in Employer's executive deferred compensation plan in accordance with the rules and policies of such plan.

      2.04. EQUITY INCENTIVES.

            (a)   Stock Options.

                  (i) Initial Grant. Effective upon the commencement of Employee's employment by Employer, Employer will grant to Employee (a) an option, fully vested upon the grant date and exercisable for five years after the grant date, to purchase such number of shares of Employer common stock, at such exercise price, as is determined using the formula set forth in the offer letter to Employee from Employer dated January 31, 2004, and (b) an option to purchase up to one hundred thousand (100,000) shares of Employer's common stock with an exercise price per share equal to the fair market value of Employer's common stock on the date of grant. Such option will be issued pursuant to, and subject to the terms and conditions contained in, Employer's 2004 Stock Option and Incentive Plan and Employer's standard form stock option agreement. Such option will be vested with respect to twenty-five percent (25%) of the shares subject to the option on the grant date and an additional twenty-five percent (25%) on each of the first three anniversaries of the commencement of Employee's employment. [Such option will be intended to be an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.]

                  (iii) Acceleration Events. Notwithstanding anything to the contrary herein or in the agreement(s) evidencing the aforementioned stock options,

                        (A) If Employee's employment is terminated by Employer without Cause or by Employee for Good Reason (in each case as defined in Article 3 below) prior to the second anniversary of the commencement of Employee's employment, the vesting of such stock options as have then been granted shall accelerate so that the next annual vesting installment of the shares subject to the option shall become immediately vested on the date of termination, and


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                        (B)   If a Change of Control (as defined below) occurs
while Employee is employed by Employer, all of the shares of stock subject to the aforementioned options shall become completely vested immediately prior to the consummation of the Change of Control.

                        (C) A "Change of Control" shall mean, and shall be deemed to occur if, the Incumbent Directors (as hereinafter defined) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of Employer's Board of Directors, provided, however, that any person becoming a Director of Employer whose election is (or was) approved by a vote of at least two-thirds of the Incumbent Directors or whose nomination for election is (or was) approved by a nominating committee composed of Incumbent Directors shall be deemed an Incumbent Director. The "Incumbent Directors" shall mean persons who constituted Employer's entire Board of Directors as of April 21, 2003 and those persons deemed Incumbent Directors pursuant to the preceding sentence.

                                   ARTICLE 3.
                            TERMINATION OF EMPLOYMENT

      3.01. TERMINATION EVENTS.

            (a) Termination upon Death or Disability. Employee's death shall terminate her employment by Employer. In addition, if Employee becomes physically or mentally incapacitated or is injured so that she is unable to perform the services required of her under this Agreement and such inability to perform continues for a period in excess of one hundred twenty (120) days during any twelve month period (whether such disability is continuous or discontinuous during such twelve month period), Employer may terminate Employee's employment under this Agreement at any time thereafter, provided, however, that such disability is continuing at the time of such termination notice.

            (b)   Termination For "Cause" or With or Without "Good Reason".

                  (i) Cause. Employer may terminate Employee's employment at any time for Cause immediately upon written notice to Employee. The term "Cause" shall mean the Employee does one or more of the following (1) commits any material act of dishonesty or fraud against Tweeter or its employees or affiliates; (2) is guilty of gross negligence or misconduct in the performance of her duties; (3) unjustifiably neglects her material duties under this Agreement (other than by reason of physical or mental illness) and failure to remedy said neglect within thirty (30) days of written notice thereof; (4) acts in a way that has a direct, substantial, or adverse effect on Employer's reputation; (5) breeches her obligations under the Noncompetition, Nondisclosure and Nonsolicitation Agreement referred to above; (6) is convicted of or pleads nolo contendere to a felony. In the event of employment termination under this subparagraph, at the time of termination Employer shall provide Employee in writing the specific grounds(s) for termination, referring to the facts supporting the same.


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                  (ii) Termination with Good Reason. Employee may terminate her employment under this Agreement with Good Reason upon at least thirty (30) days written notice to the President of Employer. Employee shall have "Good Reason" upon, and the term "Good Reason" shall mean, the occurrence of any of the following: (i) an attempted or actual relocation by Employer of Employee outside the greater Boston area without Employee's consent; (ii) breach by Employer of any of its material obligations under this Agreement or accompanying Agreements and failure to remedy said breech within thirty (30) days of written notice thereof; (iii) violation by Employer of State or Federal laws affecting the rights of Employee, including but not necessarily limited to discrimination, salary and benefits, medical leave, family leave, worker's compensation and the like and failure to cure said violation(s) within thirty (30) days of written notice thereof; or (iv) Employee's refusal to act contrary to law or business ethics, after having been directed by Employer, its directors, officers, agents, or employees to so act.

                  (iii) Termination Without Good Reason. Employee may terminate her obligations under this Agreement without Good Reason by giving Employer at least three (3) months advance written notice.

      3.02  OBLIGATIONS OF EMPLOYER FOLLOWING TERMINATION.

            (a) Termination by Death or Disability. In the event of termination of employment by reason of Employee's death or disability as described in
Section 3.01(a) above, the Employee, or her estate or other successors in interest, shall be entitled to receive any salary, bonuses, and benefits earned by or accrued to Employee and unpaid at the date of her death, but shall not receive any further salary or other compensation hereunder.

            (b) Termination for "Cause". In the event of termination of employment for Cause, the Employee shall be entitled to receive her Base Pay then in effect (including accrued vacation pay) and benefits due or to become due to her up to the date of termination of employment, and, in the case of benefits, as may be mandated by law following termination of employment, but Employee shall not be entitled to any other or further salary or other compensation, bonuses or other benefits.

            (c) Termination by Employer without Cause or by Employee With Good Reason. Upon termination of Employee's employment by Employee for Good Reason, or by Employer for any reason other than for Cause, death or disability, Employee shall be entitled to receive severance pay equal to twelve months of Employee's salary (exclusive of any bonus), to be paid in equal monthly installments over a twelve-month period. Such severance pay shall be payable as salary continuation, payable over time in the same manner as Employee's salary.

            (d) Termination by Employee without Good Reason. In the event of a termination of employment by Employee without Good Reason, the Employee shall be entitled to receive any salary or bonuses earned by or accrued to the Employee and unpaid at the date of her departure (including accrued vacation pay), but shall not receive any further salary or other


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compensation hereunder, and without limiting the foregoing, in such event, (i)
the Employee shall receive no severance pay, (ii) vesting of all stock options and restricted stock shall cease upon termination of employment, and (iii) the Employee shall receive no payments in respect of unvested accrued benefits under any long or short-term incentive plan or retirement plan.

                                   ARTICLE 4.
                               GENERAL PROVISIONS

      4.01. NOTICES. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by certified mail, postage prepaid with return receipt requested, to such other party at the address first set forth above.

      4.02. ENTIRE AGREEMENT. This Agreement, together with its exhibits, supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever.

      4.03. LAW GOVERNING AGREEMENT; CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties hereto shall be governed and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof. Each of the Employer and the Employee hereby irrevocably consents that any legal action or proceeding under, arising out of, or in any manner relating to this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement shall be brought solely in any state or federal court in the Commonwealth of Massachusetts of competent jurisdiction. Each party, by the execution and delivery of this Agreement, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each party hereby further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it or her by hand, by mail or by overnight express delivery service in the manner provided for in Section 4.01 or by serving a copy thereof on any registered agent for such party in such jurisdiction. Each party hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens, or any similar basis.

      4.04. ASSIGNMENT. The rights and obligations of Employer under this Agreement may be assigned by Employer but Employee may not assign its rights or its obligations under this Agreement.

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      IN WITNESS WHEREOF, this Severance Agreement is entered into as an instrument under seal as of the date and year first above written.

                                    TWEETER HOME ENTERTAINMENT GROUP, INC.


                                    By:  _________________________
                                    Name: ________________________
                                    Title: _______________________



                                    EMPLOYEE

                                    ______________________________
                                    Judy Quye


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Exhibit A

                          NONCOMPETITION, NONDISCLOSURE
                          AND NONSOLICITATION AGREEMENT

      This Noncompetition, Nondisclosure and Nonsolicitation Agreement (the "Agreement") is made as of April 1, 2004 between Judy Quye (the "Employee") and Tweeter Home Entertainment Group, Inc., a Delaware corporation with a mailing address at 40 Pequot Way, Canton, Massachusetts 02021 (the "Employer").

I.    BACKGROUND AND ACKNOWLEDGMENTS.

      The Employer has entered into an Employment Agreement (the "Employment Agreement") with the Employee contemporaneously with the execution and delivery of this Agreement, in consideration for and in reliance upon the Employee's executing and delivering to Employer this Agreement.

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree and covenant as follows:

II.   NONCOMPETITION COVENANT.

      The Employee shall not, for a period of two (2) years after the date the Employee ceases to be an employee or otherwise engaged by the Employer or any affiliate of the Employer: (1) directly or indirectly, own, manage, operate, finance, join, or control, or participate in the ownership, management, operation, financing or control of, or be associated as an director, officer, employee, consultant, partner, lender, investor or representative in connection with, any profit or not-for-profit business or enterprise that primarily (a) distributes, sells or services consumer electronic or entertainment products to retail customers; or (b) otherwise competes with the business of the Employer as it exists, or as it is proposed, on the date hereof or on the date the Employee's employment is terminated; or (2) directly or indirectly solicit, induce or attempt to induce any person employed by the Employer or its affiliates to enter the employ of the Employee or any other person or entity.

      Notwithstanding the foregoing, neither of the following shall alone be a violation of this Agreement: (1) the performance by the Employee of her obligations to the Employer as and while an employee of the Employer, and (2) the ownership by the Employee of 2% or less of the outstanding publicly traded capital stock of any entity.

III.  NONDISCLOSURE COVENANT.

      A. The Employee shall not at any time reveal to any person or entity any Proprietary Information (as defined below) or information belonging to any third party which the Employer is under an obligation to keep confidential, and shall keep secret all Proprietary Information


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which is possessed by or may be entrusted to her and shall not use or attempt to use any Proprietary Information (or such information belonging to a third party) for her own benefit, or for the benefit of any third party or in any manner which may injure or cause loss or may be calculated to injure or cause loss (whether directly or indirectly) to the Employer. The Employee shall take or omit to take such actions as the Employer may reasonably request to preserve all Proprietary Information as the sole and exclusive property of the Employer.

      B. Anything to the contrary herein notwithstanding, the Employee shall not at any time publish any Proprietary Information or any information derived therefrom, without the prior express written permission of the Employer.

      C. Upon request of the Employer, the Employee shall immediately deliver to the Employer all notes, memoranda, drawings, specifications, programs, data or other materials in her possession constituting Proprietary Information and all copies of any of the foregoing.

      D. As used herein, the term "Proprietary Information" shall mean all client and customer lists, pricing information and trade secrets owned or used by the Employer, or which otherwise constitute assets of the Employer or relate to the Employer's business; and any other data, information, documents or forms pertaining to the financial condition, business affairs or prospects of the Employer, including, without limitation, any such information relative to customers or suppliers, samples, sketches, bulletins, memoranda, correspondence, forms and records (including financial statements), information concerning sources of supply, costs of manufacture and sale and specifications of equipment; whether or not any of the foregoing is published or unpublished, protected or susceptible to protection under patent, trademark, copyright or similar laws and whether or not any party has elected to secure or attempted to secure such protection.

      Notwithstanding the foregoing, the term "Proprietary Information" shall not include any of the foregoing information or materials to the extent (i) generally known to the public through no wrongful act of the Employee or (ii) lawfully received by the Employee from a third party without restriction on disclosure and without a breach by the third party of any obligation of confidentiality.

IV.   GENERAL PROVISIONS.

      A. Notices. Any notice, request, instruction or other document to be given under this Agreement by any party hereto to any other party shall be in writing and delivered personally or sent by a nationally recognized overnight courier service or by certified mail, postage prepaid:


                        Ms. Judy Quye
                        49 Botany Court
                        Emerald Hills, CA 94062


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                        If to the Employer, to:
                        Tweeter Home Entertainment Group, Inc.
                        40 Pequot Way
                        Canton, MA  02021
                        Attn.:  Mr. Jeffrey Stone

                        with a copy to:

                        Goulston & Storrs, P.C.
                        400 Atlantic Avenue
                        Boston, MA 02110-3333
                        Attn.:  Kitt Sawitsky, Esq.
                                Daniel R. Avery, Esq.

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the person or entity to which it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed as provided herein and mailed by certified mail shall be conclusively presumed to have been duly given to the person or entity to which it is addressed at the close of business, local time of such party, on the fifth calendar day after the day it is so placed in the mail. Any notice that is addressed as provided herein and sent by a nationally recognized overnight courier service shall be conclusively presumed to have been duly given to the person or entity to which it is addressed at the close of business, local time of such person or entity, on the next business day following its deposit with such courier service for next day delivery.

      B. Remedies Upon Breach. It is acknowledged that any breach of this Agreement by the Employee would cause the Employer irreparable damage and that in the event of such breach the Employer shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of any obligations of the Employee hereunder.

      C. No Waiver. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or any subsequent breach hereof.

      D. Severability. The parties hereby agree that each provision hereof shall be treated as a separate and independent provision, and the unenforceability of any one provision shall in no way impair the enforceability of any other provision hereof. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent permitted by applicable law.


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      E. Governing Law; Consent To Jurisdiction. This Agreement and the legal relations among the parties hereto shall be governed and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof. Each of the Employer and the Employee hereby irrevocably consents that any legal action or proceeding under, arising out of, or in any manner relating to this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement shall be brought solely in any state or federal court in the Commonwealth of Massachusetts of competent jurisdiction. Each party, by the execution and delivery of this Agreement, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each party hereby further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it or her by hand, by mail or by overnight express delivery service in the manner provided for in Section IV(A) or by serving a copy thereof on any registered agent for such party in such jurisdiction. Each party hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens, or any similar basis.

      F. Assignment by Employer. The Employer shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by Employer's successors or assigns. Neither this Agreement nor the respective obligations hereunder may be assigned or delegated by the Employee to any other person or entity.

      G. Reasonableness of Provisions. The Employee acknowledges and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets, goodwill and other assets of the Employer and further acknowledges and agrees that the restrictions set forth in this Agreement are reasonable as to time and scope.

      H. Miscellaneous. This Agreement constitutes the entire agreement of the Employee and the Employer with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Agreement shall be equally applicable to the singular and plural forms of the terms defined. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Employee therefrom shall be effective unless the same shall be in writing and signed by the Employer and the Employee.

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      IN WITNESS WHEREOF, this Noncompetition, Nondisclosure and Nonsolicitation
Agreement is entered into as an instrument under seal as of the date and year first above written.

                                    TWEETER HOME ENTERTAINMENT GROUP, INC.


                                    By:  _________________________
                                    Name: ________________________
                                    Title: _______________________



                                    EMPLOYEE

                                    ______________________________
                                    Judy Quye


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